                                                                   Exhibit b(ii)


                                CREDIT AGREEMENT

                          Dated as of February 5, 2002

                                      among

                           RANGER MERGER CORPORATION,

                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                              JPMORGAN CHASE BANK,
                              as Syndication Agent,

                                       AND

                         THE OTHER LENDERS PARTY HERETO


                         BANC OF AMERICA SECURITIES LLC,
                   AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

                                TABLE OF CONTENTS

       Section                                                                                                  Page
ARTICLE I.           DEFINITIONS AND ACCOUNTING TERMS
         1.01        Defined Terms................................................................................5
         1.02        Other Interpretive Provisions...............................................................28
         1.03        Accounting Terms............................................................................29
         1.04        Rounding....................................................................................29
         1.05        References to Agreements and Laws...........................................................29
         1.06        Construction................................................................................30

ARTICLE II.          THE COMMITMENTS AND CREDIT EXTENSIONS
         2.01        Revolving Loans.............................................................................30
         2.02        Term Loans..................................................................................30
         2.03        Borrowings, Conversions and Continuations of Loans..........................................30
         2.04        Letters of Credit...........................................................................32
         2.05        Swing Line Loans............................................................................39
         2.06        Prepayments.................................................................................42
         2.07        Reduction or Termination of Revolving Commitments...........................................43
         2.08        Repayment of Loans..........................................................................44
         2.09        Interest....................................................................................45
         2.10        Fees........................................................................................45
         2.11        Computation of Interest and Fees............................................................46
         2.12        Evidence of Debt............................................................................46
         2.13        Payments Generally..........................................................................47
         2.14        Sharing of Payments.........................................................................49

ARTICLE III.         TAXES, YIELD PROTECTION AND ILLEGALITY
         3.01        Taxes.......................................................................................49
         3.02        Illegality..................................................................................51
         3.03        Inability to Determine Rates................................................................52
         3.04        Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans......52
         3.05        Funding Losses..............................................................................53
         3.06        Matters Applicable to all Requests for Compensation.........................................53
         3.07        Survival....................................................................................54

ARTICLE IV.          CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
         4.01        Conditions of Initial Credit Extension......................................................54
         4.02        Conditions to all Credit Extensions.........................................................56

ARTICLE V.           REPRESENTATIONS AND WARRANTIES
         5.01        Existence, Qualification and Power; Compliance with Laws....................................57
         5.02        Authorization; No Contravention.............................................................57
         5.03        Governmental Authorization..................................................................57
         5.04        Binding Effect..............................................................................57
         5.05        Financial Statements; No Material Adverse Effect............................................58

         5.06        Litigation..................................................................................58
         5.07        No Default..................................................................................58
         5.08        Ownership of Property; Liens................................................................58
         5.09        Environmental Compliance....................................................................58
         5.10        Insurance...................................................................................59
         5.11        Taxes.......................................................................................59
         5.12        ERISA Compliance............................................................................59
         5.13        Subsidiaries................................................................................60
         5.14        Margin Regulations; Investment Company Act; Public Utility Holding Company Act..............60
         5.15        Disclosure..................................................................................61
         5.16        Intellectual Property; Licenses, Etc........................................................61
         5.17        Businesses..................................................................................61
         5.18        Common Enterprise...........................................................................61
         5.19        Solvent.....................................................................................62

ARTICLE VI.          AFFIRMATIVE COVENANTS
         6.01        Financial Statements........................................................................62
         6.02        Certificates; Other Information.............................................................62
         6.03        Notices.....................................................................................63
         6.04        Payment of Obligations......................................................................64
         6.05        Preservation of Existence, Etc..............................................................64
         6.06        Maintenance of Properties...................................................................64
         6.07        Maintenance of Insurance....................................................................64
         6.08        Compliance with Laws........................................................................64
         6.09        Books and Records...........................................................................65
         6.10        Inspection Rights...........................................................................65
         6.11        Compliance with ERISA.......................................................................65
         6.12        Use of Proceeds.............................................................................65
         6.13        Further Assurances..........................................................................65
         6.14        Subsidiaries................................................................................65
         6.15        Interest Rate Protection....................................................................66

ARTICLE VII.         NEGATIVE COVENANTS
         7.01        Liens.......................................................................................66
         7.02        Investments.................................................................................66
         7.03        Indebtedness................................................................................67
         7.04        Fundamental Changes.........................................................................69
         7.05        Dispositions................................................................................69
         7.06        Net Deferred Compensation Payments..........................................................70
         7.07        Restricted Payments.........................................................................70
         7.08        ERISA.......................................................................................71
         7.09        Change in Nature of Business................................................................71
         7.10        Transactions with Affiliates................................................................71
         7.11        Burdensome Agreements.......................................................................71
         7.12        Use of Proceeds.............................................................................72
         7.13        Amendment of Organization Documents and Fiscal Year.........................................72
         7.14        Issuance of Shares..........................................................................72
         7.15        Financial Covenants.........................................................................72

ARTICLE VIII.        EVENTS OF DEFAULT AND REMEDIES
         8.01        Events of Default...........................................................................73
         8.02        Remedies Upon Event of Default..............................................................75

ARTICLE IX.          ADMINISTRATIVE AGENT
         9.01        Appointment and Authorization of Administrative Agent.......................................76
         9.02        Delegation of Duties........................................................................77
         9.03        Liability of Administrative Agent...........................................................77
         9.04        Reliance by Administrative Agent............................................................77
         9.05        Notice of Default...........................................................................78
         9.06        Credit Decision; Disclosure of Information by Administrative Agent..........................78
         9.07        INDEMNIFICATION OF ADMINISTRATIVE AGENT.....................................................79
         9.08        Administrative Agent in its Individual Capacity.............................................79
         9.09        Successor Administrative Agent..............................................................79
         9.10        Other Agents................................................................................80

ARTICLE X.           MISCELLANEOUS
         10.01       Amendments, Etc.............................................................................80
         10.02       Notices and Other Communications; Facsimile Copies..........................................82
         10.03       No Waiver; Cumulative Remedies..............................................................83
         10.04       Attorney Costs, Expenses and Taxes..........................................................83
         10.05       INDEMNIFICATION BY THE BORROWER.............................................................83
         10.06       Payments Set Aside..........................................................................84
         10.07       Successors and Assigns......................................................................85
         10.08       Confidentiality.............................................................................87
         10.09       Set-off.....................................................................................88
         10.10       Interest Rate Limitation....................................................................89
         10.11       Counterparts................................................................................89
         10.12       Integration.................................................................................89
         10.13       Survival of Representations and Warranties..................................................89
         10.14       Severability................................................................................89
         10.15       Foreign Lenders.............................................................................90
         10.16       Removal and Replacement of Lenders..........................................................91
         10.17       Exceptions to Covenants.....................................................................92
         10.18       Governing Law...............................................................................92
         10.19       Waiver of Right to Trial by Jury............................................................93
         10.20       ENTIRE AGREEMENT............................................................................93


         SIGNATURES.....................................................................................S-1

SCHEDULES

2.01              Revolving Commitments and Pro Rata Shares
2.02              Term Commitments and Pro Rata Shares
5.06              Litigation
5.13              Subsidiaries and Other Equity Investment
7.01              Existing Liens
7.02              Existing Investments
7.03              Existing Indebtedness
10.02             Eurodollar and Domestic Lending Offices, Addresses for Notices


EXHIBITS
                  FORM OF

    A             Revolving Loan Notice
    B             Term Loan Notice
    C             Swing Line Loan Notice
    D             Revolving Loan Note
    E             Term Loan Note
    F             Swing Line Note
    G             Compliance Certificate
    H             Assignment and Acceptance
    I             Guaranty
    J             Security Agreement
    K             U. S. Tax Compliance Certificate


                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of February 5, 2002, among RANGER MERGER CORPORATION, a Delaware corporation (the "Ranger Merger"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

         Ranger Merger has requested that the Lenders provide funds to (a) consummate the Merger (as hereinafter defined), (b) pay certain fees and expenses related to the Merger and (c) finance the working capital and general corporate requirements of NCH Corporation, a Delaware corporation ("NCH"), and its Subsidiaries. The Lenders have agreed to provide such financing, subject to the terms and conditions set forth below.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Account" has the meaning given to such term in the Security Agreement.

         "Acquisition" means the acquisition by any Person of (a) a majority of the Capital Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case (i) whether or not involving a merger or consolidating with such other Person and (ii) whether in one transaction or a series of related transactions.

         "Acquisition Consideration" means the consideration given by the Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including Redeemable Stock) or services given, plus (b) the amount of any Indebtedness assumed, incurred or guaranteed (to the extent not otherwise included) in connection with such Acquisition by the Borrower or any of its Subsidiaries.

         "Adjustment Date" means, for purposes of the Applicable Rate, the date of receipt by the Administrative Agent of the financial statements required to be delivered pursuant to Section 6.01 and the Compliance Certificate required pursuant to Section 6.02(b).

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with the provisions of Section 9.09.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the Voting Shares (on a fully diluted basis) of such Person; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent Fee Letter" has the meaning specified in Section 2.10(b).

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Revolving Commitments" has the meaning specified in the definition of "Revolving Commitment."

         "Aggregate Term Commitments" has the meaning specified in the definition of "Term Commitment."

         "Agreement" means this Credit Agreement.

         "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and determinations of arbitrators applicable to such Person and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limitation the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas.

         "Applicable Rate" means the following percentages per annum:

PRICING                                    COMMITMENT   EURODOLLAR RATE    BASE
 LEVEL              LEVERAGE RATIO            FEE      LETTERS OF CREDIT   RATE
   1     Less than or equal to 1.00 to 1     0.250            1.250       0.000
   2     Greater than 1.00 to 1 but less     0.300            1.500       0.000
         than or equal to 1.50 to 1
   3     Greater than 1.50 to 1 but less     0.375            1.750       0.250
         than or equal to 2.00 to 1
   4     Greater than 2.00 to 1 but less     0.500            2.000       0.500
         than or equal to 2.50 to 1
   5     Greater than 2.50 to 1              0.500            2.250       0.750

         The Applicable Rate shall be adjusted on each Adjustment Date as tested by using the Leverage Ratio set forth on the Compliance Certificate on each Adjustment Date. If the financial statements required pursuant to Section 6.01 and the related Compliance Certificate required pursuant to Section 6.02(b) are not received by the Administrative Agent by the date required, the Applicable Rate shall be determined using Pricing Level 5 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the foregoing, the Applicable Rate in effect from and after the Closing Date through the date on which another Pricing Level would otherwise be in effect based on the quarterly financial statements of the Borrower shall be Level 3.

         "Approved Fund" has the meaning specified in Section 10.07(g).

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Asset Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Accounts of the Borrower and its Domestic Subsidiaries (excluding, however, Accounts which do not arise as a result of the sale of Inventory in the ordinary course of business), plus (ii) Inventory of the Borrower and its Domestic Subsidiaries, plus (iii) property, plant and equipment (net of depreciation) of the Borrower and its Domestic Subsidiaries, in each case as of such date, to (b) Funded Debt as of such date.

         "Assets" means, as of any date, the assets which would be reflected on a balance sheet of the Borrower and Subsidiaries on a combined and consolidated basis prepared as of such date in accordance with GAAP.

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit H.

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of NCH and its Subsidiaries for the fiscal year ended April 30, 2001 and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year of NCH.

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the Prime Rate in effect for such day. Any change in such rate announced by Bank of America shall take effect at the opening of business on the effective date of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means immediately prior to the Merger, Ranger Merger, and upon and after the Merger, NCH as the surviving corporation of the Merger; provided, such term shall be subject to the terms set forth in Section 1.06.

         "Borrowing" means a Revolving Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

         "Capital Expenditure" means for any period, the sum of the aggregate of any expenditures by the Borrower or any Subsidiary during such period for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements of such Person as property, equipment or improvements, fixed assets, or a similar type of capital asset in accordance with GAAP.

         "Capital Lease" means, as of any date, any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest in any Person that is a partnership, and each class of membership interest in any Person that is a limited liability company, and any warrants or options to purchase or otherwise acquire any such equity interests.

         "Cash and Cash Equivalents" means cash and (a) with respect to the Borrower and each of its Subsidiaries (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case with any Lender or any domestic commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any Lender or any financial institution meeting the qualifications specified in clause (ii) above,
(iv) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's, and in each case maturing within six months after the date of acquisition and (v) shares of money market funds that invest solely in investments of the type described in clauses (i) through (iv) above or that are subject to the risk limiting conditions of Rule 2a-7 or any successor rule under the Investment Company Act of 1940, as amended, and (b) with respect to any Foreign Subsidiary, securities and cash equivalents which are held or made outside the United States of the same or similar quality as described in subclauses (i) through (v) of clause (a) immediately preceding.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders) pursuant to the terms hereof. Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances, if any. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         "Change of Control of the Parent" means, with respect to the Parent, an event or series of events by which:

                  (a) the Levy Group shall fail to own at least 75% of the Voting Shares of the Parent; or

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals within the Levy Group.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived at the request of the Borrower in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means any collateral in which a Lien is granted by any Person to the Administrative Agent to secure the Obligations pursuant to the Collateral Documents.

         "Collateral Document" means the Security Agreements and any other agreement contemplated thereby executed, delivered or performable by any Loan Party as security for the Obligations.

         "Commitments" mean, collectively, the Revolving Commitment and the Term Commitment.

         "Compensation Period" has the meaning specified in Section 2.13(d)(ii).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit G.

         "Consequential Loss" means, with respect the Borrower's payment of all or any portion of the then outstanding principal amount of a Lender's Eurodollar Rate Loan on a day other than the last day of the Interest Period related thereto, mean any loss, cost or expense incurred by such Lender as a result of the timing of such payment or in redepositing such principal amount, including the sum of (a) the interest (exclusive of the Applicable Rate) which, but for such payment, such Lender would have earned from the Borrower in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if such Lender is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by such Lender as a result of so redepositing such principal amount, plus (b) any expense or penalty incurred by such Lender on redepositing such principal amount.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Extension" means each of the following: (a) a Revolving Borrowing, (b) a Term Loan Borrowing, (c) a Swing Line Borrowing, and (d) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event that, with the giving of notice, the passage of time, or both, would be an Event of Default.

         "Deferred Compensation Payments" means those certain payment obligations (including accrued interest in respect thereof) of the Borrower and its Subsidiaries pursuant to its supplemental benefit plans, management financial security plans and other similar plans whereby representatives and employees of the Borrower and its Subsidiaries defer wages, earnings and income owed to them to a later date.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by Applicable Law.

         "Disposition" or "Dispose" means the sale, transfer or other disposition (including any sale and leaseback transaction, but excluding a Dividend) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dividends", in respect of any Person, means (a) cash dividends or any other distributions of property, or otherwise, on, or in respect of, any class of Capital Stock of such Person (other than dividends or other distributions payable solely in common stock of such Person or options, warrants or other rights to purchase common stock of such Person), and (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such Capital Stock (specifically including, without limitation, a Treasury Stock Purchase), unless such Capital Stock shall be redeemed or acquired through the exchange of such Capital Stock with Capital Stock of the same class or options or warrants to purchase such Capital Stock.

         "Dollar" and "$" means lawful money of the United States of America.

         "Domestic Subsidiary" means any Subsidiary of the Borrower other than a Foreign Subsidiary.

         "EBITDA" means, for any period, for the Borrower and its Subsidiaries, on a consolidated basis, an amount equal to the sum of (a) Net Income for such period (excluding therefrom, without duplication and to the extent included in determining Net Income, any items of extraordinary gain, including net gains on sales of assets other than asset sales in the ordinary course of business, and any gains occurring solely as a result of an adjustment in the exchange rate for currency or changes in the market value of annuities, and adding thereto, to the extent included in determining Net Income, any items of extraordinary loss, including net losses on sales of assets other than asset sales in the ordinary course of business and any losses occurring solely as a result of an adjustment in the exchange rate for currency or changes in the market value of annuities), plus (b) without duplication and to the extent deducted in determining Net Income for such period, (i) Interest Expense for such period, plus (ii) taxes for such period, plus (iii) depreciation and amortization expenses for such period, plus (iv) any non-cash expenses and charges (including without limitation interest accruing on deferred compensation obligations), minus (v) any non-cash credits, plus (vi) a one-time charge related to an employee loan receivable not to exceed $2,200,000 in amount, plus (vii) non-cash book losses resulting from closing operations of Foreign Subsidiaries (not to exceed $300,000 in aggregate amount during any period of four fiscal quarters), plus
(viii) one-time costs and expenses with respect to the Merger and related transactions not to exceed $8,500,000 in aggregate amount.

         "Eligible Assignee" has the meaning specified in Section 10.07(g).

         "Environmental Laws" means all Applicable Laws relating to human health and the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business that is treated as a single employer with the Borrower pursuant to Sections 414(b), 414(c), 414(m) or 414(o) of the Code or pursuant to Section 4001 of ERISA.

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan if there is any potential liability therefor or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of

ERISA with respect to a Pension Plan, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan (rounded upward to the nearest 1/100 of 1%):

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on page 3750 of the Telerate screen (or any successor thereto) that displays an average British Bankers Association LIBOR Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" means any of the events or circumstances specified in Article VIII.

         "Evergreen Letter of Credit" has the meaning specified in Section 2.04(b)(iii).

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the remainder of (i) EBITDA minus (ii) Capital Expenditures, minus (iii) cash taxes deducted from the earnings of the Borrower and Subsidiaries in order to obtain Net Income, in each case for the period of four consecutive fiscal quarters ending on such date to (b) the sum of (i) Interest Expense, plus (ii) all scheduled payments on Funded Debt (calculated for the first four fiscal quarters after the Closing Date on an pro forma basis to include amortization of the Term Loan of $2,000,000 for each such fiscal quarter), plus (iii) Net Scheduled Deferred Compensation Payments, plus (iv) Dividends, in each case (other than as set forth in the immediately preceding parenthetical) for the period of four consecutive fiscal quarters ending on such date.

         "Foreign Lender" has the meaning specified in Section 10.15.

         "Foreign Plan" means any pension plan or other deferred compensation plan, program or arrangement maintained by a Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle.

         "Foreign Subsidiary" means (a) each Subsidiary of the Borrower which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and (b) each Foreign U.S. Subsidiary.

         "Foreign U.S. Subsidiary" means each Subsidiary of the Borrower which is incorporated in the United States of America or any State thereof but whose business is conducted solely outside of the United States of America.

         "Fund" has the meaning specified in Section 10.07(g).

         "Funded Debt" means, as to the Borrower and its Subsidiaries at a particular time, all of the following (without duplication):

                  (a) obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) obligations under Capital Leases;

                  (c) obligations in respect of any Redeemable Stock;

                  (d) any direct or contingent obligations arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

                  (e) all obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business or accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse;

                  (f) Synthetic Lease Obligations;

                  (g) any Receivables Facility Attributed Indebtedness; and

                  (h) Guaranty Obligations with respect to obligations of the type specified in subsections (a) through (h) above of Persons other than the Borrower or any of its Subsidiaries.

         "GAAP" means generally accepted accounting principles as in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantors" means, collectively, each Material Domestic Subsidiary.

         "Guaranty" means each Guaranty made by one or more of the Guarantors, substantially in the form of Exhibit I.

         "Guaranty Obligation" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be the lesser of (a)(i) the "weekly ceiling", as that expression is defined in Section 303.003 of the Texas Finance Code, as amended, or (ii) if available in accordance with the terms thereof and at the Administrative Agent's option after notice to the Borrower and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the "annualized ceiling" and (b)(i) if the amount outstanding under this Agreement is less than $250,000, twenty-four percent (24%), or (ii) if the amount under this Agreement is equal to or greater than $250,000, twenty-eight percent (28%) per annum.

         "Honor Date" has the meaning specified in Section 2.04(c)(i).

         "ICC" has the meaning specified in Section 2.04(h).

         "Indebtedness" means, as to any Person at a particular time, all of the following:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

                  (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (e) accrued obligations in respect of earnout or similar payments payable in cash or which may be payable in cash at the seller's or obligee's option;

                  (f) obligations under Capital Leases;

                  (g) Synthetic Lease Obligations;

                  (h) obligations in respect of Redeemable Stock of such Person;

                  (i) any Receivables Facility Attributed Indebtedness;

                  (j) any "withdrawal liability" of such Person as such term is defined under Part I of Subtitle E of Title IV of ERISA; and

                  (k) all Guaranty Obligations of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.

         "Indemnitees" has the meaning set forth in Section 10.05.

         "Information" has the meaning set forth in Section 10.08.

         "Interest Expense" means, with respect to any period, total interest expense, whether paid or accrued (including the interest component of Capital Leases), of the Borrower and Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, but excluding, however, interest expense not payable in cash (including amortization of discount and interest accruing on deferred compensation obligations), all as determined in conformity with GAAP.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September, December and the Maturity Date.

         "Interest Period" means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice or Term Loan Notice, as the case may be; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

         "Investment" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution (including a contribution of property) to, guaranty of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "Inventory" has the meaning given to such term in the Security
Agreement.

         "IRS" means the United States Internal Revenue Service.

         "Landlord Waivers" means a landlord's waiver with respect to Collateral located on or about leased property of the Borrower or its Domestic Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder appointed in accordance with the provisions of Section 9.09.

         "L/C Obligations" means, as of any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent in writing.

         "Letter of Credit" means any letter of credit issued for the account of the Borrower or its Subsidiaries by the L/C Issuer hereunder.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Revolving Commitments and $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt as of such date to (b) EBITDA for the period of the four consecutive fiscal quarters ending on such date.

         "Levy Family and Related Persons" means any combination of Lester A. Levy, Milton P. Levy, Jr. and Irving L. Levy and their respective spouses, children, children's spouses, grandchildren, whether born or adopted, and trusts for the primary benefit of one or more of such individuals.

         "Levy Group" means one or more of the following: the Levy Family and Related Persons and any Person a majority of the Voting Shares of which are owned by the Levy Family and Related Persons.

         "Lien" means any mortgage, pledge, hypothecation, assignment as security for Indebtedness, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation by or before any Government Authority, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, tax or other Law, or under or pursuant to any contract, agreement or other instrument.

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Loan, a Swing Line Loan or a Term Loan.

         "Loan Documents" means this Agreement, the Notes, the Agent Fee Letter, any Swap Contract entered into with any Lender or any Affiliate of any Lender, each Guaranty, each Request for Credit Extension, each Compliance Certificate, each Collateral Document, and any other agreement executed, delivered or performable by any Loan Party in connection herewith or as security for the Obligations.

         "Loan Parties" means, collectively, the Borrower, each Guarantor, the Parent, and each Material Foreign Subsidiary.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Loan Documents or (c) the ability of the Borrower or any of its Subsidiaries, taken as a whole, to perform its or their obligations under any of the Loan Documents to which it is or they are a party.

         "Material Domestic Subsidiary" means any direct or indirect Domestic Subsidiary of the Borrower in which one or more of the following are applicable,
(a) such Subsidiary has 5% or more of the total assets of the Borrower and its Domestic Subsidiaries, on a consolidated basis (determined as of the last day of the most recent fiscal quarter), (b) such Subsidiary has generated 5% or more of the EBITDA of the Borrower and its Domestic Subsidiaries, on a consolidated basis, for the four-quarter period ending as of the end of the most recent fiscal quarter or (c) such Subsidiary has outstanding loans and investments from the Borrower and its Domestic Subsidiaries in an aggregate amount of 5% or more of the total assets of the Borrower and its

Domestic Subsidiaries, on a consolidated basis (determined as of the last day of the most recent fiscal quarter).

         "Material Foreign Subsidiary" means, as of the Closing Date, those Subsidiaries designated as Material Foreign Subsidiaries on Schedule 5.13, and thereafter such Subsidiaries and any other direct Foreign Subsidiary of the Borrower or a Domestic Subsidiary in which one or more of the following are applicable, (a) such Subsidiary has 5% or more of the total assets of all Foreign Subsidiaries, on a consolidated basis (determined on the last day of the most recent fiscal quarter), (b) such Subsidiary has generated 5% or more of the EBITDA of all Foreign Subsidiaries, on a consolidated basis, for the four-quarter period ending as of the most recent fiscal quarter or (c) such Subsidiary has outstanding loans and investments from other Foreign Subsidiaries in an aggregate amount of 5% or more of the total assets of all Foreign Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter).

         "Maturity Date" means (a) March 31, 2007, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.

         "Merger" means the merger of Ranger Merger with and into NCH pursuant to the Merger Agreement, with NCH as the surviving corporation.

         "Merger Agreement" means, collectively, (a) the Agreement and Plan of Merger, dated as of December 24, 2001 among NCH, the Parent and Ranger Merger, and (b) the Articles of Merger merging Ranger Merger with and into NCH.

         "Merger Documents" means the Merger Agreement and all other material contracts, agreements or documents executed in connection therewith.

         "Moody's" means Moody's Investors Service, Inc., or any successor rating agency.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any trade or business treated as a single employer with the Borrower pursuant to Section 4001(b) of ERISA makes or is obligated to make contributions, or during the preceding five calendar years, has made or been obligated to make contributions.

         "Negative Pledge" means any agreement, contract or other arrangement whereby the Borrower or any of its Subsidiaries is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets.

         "Net Income" means, with respect to any period, the net income or loss of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP; provided that there shall be excluded the income or loss of any Person (other than a Subsidiary) of which the Borrower or any Subsidiary owns Capital Stock, except to the extent of the amount of Dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period.

         "Net Cash Proceeds" means, with respect to Disposition of any Asset (including Capital Stock) by or of, or the issuance of Indebtedness to, any Person, the cash proceeds received by such Person in connection with such transaction (including any cash received in respect of non-cash proceeds, but only and as when received) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to any asset that may be the subject thereof: (i) reasonable fees and commissions (including without limitation brokerage commissions, legal fees, finder's fees, financial advisory fees, fees for solvency opinions, accounting fees, underwriting fees, investment banking fees, survey, title insurance, appraisals, notaries and other similar commissions and fees and expenses), paid, payable or reimbursed by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person;
(iii) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition or issuance (after taking into account any available tax credits or deductions or any tax sharing arrangements to the extent actually utilized); (iv) the amount paid or payable in respect of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Obligations) that is secured by a Lien on the Capital Stock or Asset in question, if any, to the extent required to be paid pursuant to the documentation evidencing such Indebtedness; and (vi) the amount of any reserve reasonably maintained by the Borrower and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which such event is consummated (with any unused portion of such reserve to constitute Net Cash Proceeds on the date upon which the indemnification obligations terminate or such reserve is reduced other than in connection with a payment). In any Disposition of Assets (including Capital Stock) and any issuance of Indebtedness issued pursuant to Section 7.03(f), no less than 80% of the proceeds received upon such Disposition or such issuance shall be cash.

         "Net Deferred Compensation Payments" means, during any period, the remainder of (a) the amount of Deferred Compensation Payments paid by the Borrower and its Subsidiaries during such period minus (b) the amount of wages, earnings and income deferred by representatives and employees of the Borrower and its Subsidiaries during such period.

         "Net Scheduled Deferred Compensation Payments" means, during any period, the remainder of (a) the amount of Deferred Compensation Payments scheduled to be paid by the Borrower and its Subsidiaries during such period minus (b) the amount of wages, earnings and income deferred by representatives and employees of the Borrower and its Subsidiaries during such period.

         "Nonrenewal Notice Date" has the meaning specified in Section 2.04(b)(iii).

         "Notes" means, collectively, the Revolving Loan Notes and the Swing Line Note.

         "Obligations" means all debts, liabilities and obligations of any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by any Loan Party or any other Person (other than Administrative Agent or Lenders) to Administrative

Agent, Lenders or any Affiliate of a Lender under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of any other Loan Party or any other Person under any Debtor Relief Law).

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Other Taxes" has the meaning set forth in Section 3.01(b).

         "Outstanding Amount" means (i) with respect to Revolving Loans, Swing Line Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, Swing Line Loans and Term Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Parent" means Ranger Holding LLC, a Delaware limited liability company, and owner, after the Merger, of 100% of the Capital Stock of the Borrower.

         "Participant" has the meaning specified in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Liens" means: (a) Liens granted to secure payment of the Obligations; (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation), unemployment insurance, pensions or other social security or insurance-related obligations; (c) carriers, materialmen's, mechanics, warehousemen's and other like Liens imposed by Law and arising in the ordinary course of business, securing obligations whose payment is not yet due or is being contested in good faith;

(d) Liens (other than Liens arising under any Environmental Law and Liens in favor of the IRS or the PBGC or any Plan) for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (e) Liens to secure the performance of tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), Liens to secure public or statutory obligations, obligations for utilities, Liens to secure (or in lieu of) surety, stay, appeal or customs bonds or other like bonds and Liens to secure the payment of taxes (not in favor of the IRS), assessments, customs duties or other similar charges; (f) Liens consisting of zoning restrictions, easements, or other restrictions on the use of real Property, provided that such do not materially impair the use of such property for the uses intended; (g) Liens securing Indebtedness permitted pursuant to Section 7.03(e), but only to the extent that (i) such Lien does not encumber any property other than the property financed by such Indebtedness and
(ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition; (h) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 7.03(g), provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof and (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary; (i) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (j) Liens existing on assets or properties at the time of the acquisition thereof by the Borrower or any of its Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Borrower or such Subsidiary other than the assets or property being acquired; (k) any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Borrower or any of its Subsidiaries to comply with Section 6.14; (l) Liens on patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes to the extent such Liens arising from the granting of licenses to use such patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Borrower and its Subsidiaries; (m) Liens on the assets of any Foreign Subsidiaries securing Indebtedness permitted under Section 7.03(i); and (n) Liens which are described on Schedule 7.1, and Liens resulting from the refinancing, refunding, renewal or extension of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower or its Subsidiaries on or after the Closing Date or the date of such refinancing, as the case may be.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

         "Pledged Foreign Subsidiary" means any Foreign Subsidiary 66% (or 100% if such Foreign Subsidiary is a Foreign U.S. Subsidiary) of whose outstanding Capital Stock has been pledged to secure the Obligations.

         "Prime Rate" means, at any time, a base rate that Bank of America establishes and serves as the basis upon which effective rates of interest are calculated for the loans making reference thereto; it being understood that such rate may not be the lowest rate of interest charged by Bank of America. Any change in such rate announced by Bank of America shall take effect on the opening of business on the day such change is announced by Bank of America.

         "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments and Aggregate Term Commitments set forth opposite the name of such Lender on
Schedule 2.01 and Schedule 2.02, respectively, as such share may be adjusted as contemplated herein.

         "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement.

         "Receivables Facility Attributed Indebtedness" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction other than a purchase.

         "Redeemable Stock" means any Capital Stock of the Borrower or any of its Subsidiaries which prior to June 30, 2007 is (a) mandatorily redeemable, (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness.

         "Register" has the meaning set forth in Section 10.07(c).

         "Release Date" shall mean the date upon which all Obligations are paid in full and the Commitments are terminated.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Revolving Borrowing or a conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to a Term Borrowing, conversion or continuation of Term Loans, a Term Loan Notice, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, two or more Lenders whose Voting Percentages aggregate more than 50%.

         "Responsible Officer" means the president, chief financial officer, corporate controller, corporate treasurer, corporate secretary, or executive vice president of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payments" means, collectively, (a) Dividends and (b) any payment or prepayment of principal, interest, premium or penalty of any Subordinated Debt of the Borrower or any of its Subsidiaries or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt (including, without limitation, the setting aside or the deposit of funds therefor).

         "Revolving Borrowing" means a borrowing by the Borrower consisting of simultaneous Revolving Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced, increased or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Revolving Commitments").

         "Revolving Commitment Fee" has the meaning specified in Section
2.10(a).

         "Revolving Loan" has the meaning specified in Section 2.01.

         "Revolving Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit D.

         "Revolving Loan Notice" means a notice of (a) a Revolving Borrowing,
(b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Revolving Loans as the same Type, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor rating agency.

         "Security Agreement" means any Security Agreement executed by one or more of the Loan Parties, substantially in the form of Exhibit J.

         "Solvent" means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believe to be reasonable by such Person.

         "Subordinated Debt" means any Indebtedness of the Borrower or any Subsidiary which is expressly subordinated to the Obligations at all times pursuant to terms satisfactory to the Required Lenders.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Voting Shares are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified and subject to Section 1.06, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, any cancellations, buy backs or reversals, of any of the foregoing, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05.

         "Swing Line Borrowing" means a borrowing by the Borrower of a Swing Line Loan.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.05(a).

         "Swing Line Note" means a promissory note made by the Borrower in favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit F.

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $5,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Syndication Agent" means JPMorgan Chase Bank, in its capacity as syndication agent under any of the Loan Documents.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Taxes" has the meaning set forth in Section 3.01(a).

         "Term Commitment" means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.02, in aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.02, as terminated pursuant to Section 2.02 (collectively, the "Aggregate Term Commitments").

         "Term Loan" has the meaning specified in Section 2.02.

         "Term Loan Borrowing" means a borrowing by the Borrower consisting of Term Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.02.

         "Term Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Term Loans made by such Lender, substantially in the form of Exhibit E.

         "Term Loan Notice" mans a notice of (a) a Term Loan Borrowing, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of Term Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B.

         "Treasury Stock Purchase" means any purchase, redemption, retirement, cancellation, defeasance or other acquisition (including any sinking fund or similar deposit for such purpose) by the Borrower or any Subsidiary of its Capital Stock or any warrants, rights or options to acquire such Capital Stock.

         "Type" means with respect to a Revolving Loan or a Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "UCC" means the Uniform Commercial Code of Texas or, where applicable to specific Collateral, any other relevant state.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i).

         "Unused Portion" means an amount equal to the remainder of (a) the Aggregate Revolving Commitments minus (b) the sum of the aggregate Outstanding Amount of (i) Revolving Loans, plus (ii) L/C Obligations, plus (iii) Swing Line Loans.

         "US Tax Compliance Certificate" has the meaning specified in Section 10.15.

         "Voting Percentage" means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, plus (C) such Lender's Pro Rata Share of the Outstanding Amount of Swing Line Loans, then constitutes of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitments or the outstanding amount of its Loans, L/C Advances and funded participations in Swing Line Loans, as the case may be.

         "Voting Shares" of any Person means Capital Stock of any class or classes having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or comparable governing body) of such Person, other than Capital Stock having such power by reason of the happening of a contingency.

1.02     OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b)

                  (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. For purposes of computing the Leverage Ratio (and any financial calculations required to be made or included within the Leverage Ratio) as of the end of any fiscal quarter of any fiscal year, all components of the Leverage Ratio for the four fiscal quarter period ending at the end of such fiscal quarter shall include or exclude, as the case may be, without duplication, such components of the Leverage Ratio attributable to (a) any business or assets that have been acquired or disposed of by the Borrower or any of its Subsidiaries (including through permitted Acquisitions) and (b) the incurrence, repayment or retirement of any Indebtedness, in each case after the first date of such four fiscal quarter period and prior to the end of such period, as determined in good faith by the Borrower on a pro forma basis for such period as if such acquisition, disposition, incurrence, repayment or retirement had occurred on the first day of such period.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 CONSTRUCTION. All references to (a) the "Borrower" shall mean and include: (i) prior to the consummation of the Merger, both Ranger Merger and NCH and (ii) after the consummation of the Merger, NCH; (b) any "Subsidiary" of the Borrower shall mean and include: (i) prior to the consummation of the Merger, Subsidiaries, if any, of each of Ranger Merger and NCH and (ii) after the consummation of the Merger, Subsidiaries of NCH, and (c) the "Borrower and its Subsidiaries" shall mean and include (i) prior to the consummation of the Merger, each of Ranger Merger and NCH, and each of their respective Subsidiaries and (ii) after consummation of the Merger, NCH and its Subsidiaries. It is the intention of the parties hereunder that all representations, warranties, covenants and other provisions, unless the context otherwise specifically provides, shall apply as though the Merger had occurred on or prior to the execution of this Agreement.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each such loan, a "Revolving Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.02 TERM LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a term loan (each such loan, a "Term Loan") to the Borrower on the Closing Date in an aggregate amount not to exceed the amount of such Lender's Term Commitment. Immediately upon making of the Term Loans, the Term Commitment shall be automatically terminated. Term Loans may not be repaid and then reborrowed.

         2.03 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m., Dallas, Texas time (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice or Term Loan Notice, as applicable, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Revolving Loan Notice or Term Loan Notice, as applicable (whether telephonic or written), shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Revolving Loan Notice or Term Loan Notice, as applicable, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice or Term Loan Notice, as applicable, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Revolving Loan Notice or Term Loan Notice, as applicable, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing or the Term Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 12:00 noon, Dallas, Texas time, on the Business Day specified in the applicable Revolving Loan Notice or Term Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Revolving Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and during the existence of an Event of Default, the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven Interest Periods in effect with respect to all Loans.

         2.04 LETTERS OF CREDIT.

         (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or certain Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Revolving Loans would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursable loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.04(b)(iii), the expiry date
                  of any such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) such Letter of Credit is in a face amount less
                  than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of any other type of Letter of Credit, or is to be denominated in a currency other than Dollars.

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the L/C Issuer not later than 10:00 a.m., Dallas, Texas time (with a copy to the Administrative Agent), at least three Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or one of its Subsidiaries or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices, subject to the terms hereof. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Promptly after any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by 10:00 a.m., Dallas, Texas time on the Honor Date, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans (to bear interest at the lesser of (y) the Highest Lawful Rate or (z) the Base Rate plus the Applicable Rate, but not the Default Rate) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 12:00 noon, Dallas, Texas time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not reimbursed pursuant to Section 2.04(c)(i) or fully refinanced by a Revolving Borrowing of Base Rate Loans pursuant to Section 2.04(c)(i) or otherwise because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so reimbursed or refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

                  (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Loan Party.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing (but subject to the foregoing proviso), the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent after and during the continuance of an Event of Default, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount).

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit, and
(ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable on each Quarterly Date, commencing with the first Quarterly Date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit, equal to 1/8 of 1% per annum of the amount of such Letter of Credit (but in no event less than $500), due and payable on the issuance thereof.

         (j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.05 SWING LINE LOANS.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Outstanding Amount of Revolving Loans of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan,
(i) the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Revolving Commitments, and
(ii) the aggregate Outstanding Amount of all Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section
2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m., Dallas, Texas time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m., Dallas, Texas time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m., Dallas, Texas time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

         (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to act on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in
         Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 12:00 noon, Dallas, Texas time, on the day specified in such Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Revolving Borrowing cannot be requested in accordance with Section 2.05(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Borrowing, the Revolving Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this
         Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or participation pursuant to this Section 2.05 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.06 PREPAYMENTS.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans or Term Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m., Dallas, Texas time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) one Business Day prior to the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the aggregate outstanding amount of the Eurodollar Rate Loans); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the aggregate outstanding amount of the Base Rate Loans). Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid and whether such Loan is a Revolving Loan or a Term Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any voluntary prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together (if the Borrower shall have received demand therefor from any Lender in accordance with the terms of Section 3.05 at least two Business Days prior to such prepayment, provided the failure of any Lender to make such demand by such time shall not limit or affect the obligation of the Borrower to pay such amounts upon demand) with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans or Term Loans, as the case may be, of the Lenders in accordance with their respective Pro Rata Shares. Any voluntary prepayment of the Term Loans shall be applied pro rata to all of the unpaid scheduled installment payments of the Term Loans.

         (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon, Dallas, Texas time, on the date of the prepayment, and (ii) any such prepayment shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (c) If for any reason the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations at any time exceeds the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans, Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

         (d) Within 5 Business Days of the receipt of Net Cash Proceeds from the Disposition by the Borrower or any of its Subsidiaries of any assets (including the Capital Stock of any Subsidiary) other than any Dispositions permitted under clauses (a) through (g) of Section 7.05 (or, if appropriate, within 5 Business Days after the expiration of the 180 day period described in

Section 7.05(d)), the Borrower shall prepay Term Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds (or, if appropriate, 100% of the Net Cash Proceeds that remain after deducting any amounts reinvested by the Borrower or any of its Subsidiaries during the 180 day period described in
Section 7.05(d)). At such time, if any, as the Term Loans are paid in full, the Borrower shall prepay outstanding Revolving Loans, if any pursuant to this
Section 2.06 in an aggregate principal amount equal to 100% of such Net Cash Proceeds. Each such mandatory prepayment shall be made and applied as provided in Section 2.06(g).

         (e) Concurrently with the receipt of Net Cash Proceeds from the issuance of any Indebtedness permitted pursuant to Section 7.03(f) by the Borrower, the Borrower shall prepay Term Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds. At such time, if any, as the Term Loans are paid in full, the Borrower shall prepay outstanding Revolving Loans, if any, pursuant to this Section 2.06 in an aggregate principal amount equal to 100% of such Net Cash Proceeds received. Each such mandatory prepayment shall be made and applied as provided in Section 2.06(g).

         (f) Concurrently with the receipt of Net Cash Proceeds from any Disposition of Capital Stock of the Borrower other than such Dispositions permitted under clauses (a) through (d) of Section 7.14, the Borrower shall prepay Term Loans in an aggregate amount equal to 100% of such Net Cash Proceeds. At such time, if any, as the Term Loans are paid in full, the Borrower shall prepay outstanding Revolving Loans, if any, pursuant to this Section 2.06 in an aggregate principal amount equal to 100% of such Net Cash Proceeds received. Each such mandatory prepayment shall be made and applied as provided in Section 2.06(g).

         (g) Any mandatory prepayment of Term Loans pursuant to Section 2.06(d),
(e) or (f) shall (i) include and be applied to interest to the date of such prepayment on the principal amount prepaid and any additional amounts required pursuant to Section 3.05, (ii) be applied pro rata to all of the unpaid scheduled installment payments of the Term Loans, and (iii) not be subject to any notice and minimum payment provisions.

         2.07 REDUCTION OR TERMINATION OF REVOLVING COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or permanently reduce the Aggregate Revolving Commitments to an amount not less than the then Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., Dallas, Texas time, five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Revolving Commitments. Once reduced in accordance with this Section, the Revolving Commitments may not be increased. The Aggregate Revolving Commitment shall also be permanently reduced by the amount of Revolving Loans required to be prepaid pursuant to Section 2.6(d), (e) and (f). Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

         2.08 REPAYMENT OF LOANS.

         (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

         (b) The Borrower shall repay each Swing Line Loan on the Maturity Date.

         (c) To the extent not otherwise required to be paid earlier as provided herein, the Borrower shall repay the Term Loans on each Quarterly Date and on the Maturity Date in such amounts as set forth next to each such date set forth below (subject to reduction after taking into account any prepayment of the Term Loans pursuant to Section 2.06):

                   Payment Date                 Installment Amount

                  June 30, 2002                     $2,000,000

                  September 30, 2002                $2,000,000

                  December 31, 2002                 $2,000,000

                  March 31, 2003                    $2,000,000

                  June 30, 2003                     $2,250,000

                  September 30, 2003                $2,250,000

                  December 31, 2003                 $2,250,000

                  March 31, 2004                    $2,250,000

                  June 30, 2004                     $2,500,000

                  September 30, 2004                $2,500,000

                  December 31, 2004                 $2,500,000

                  March 31, 2005                    $2,500,000

                  June 30, 2005                     $2,750,000

                  September 30, 2005                $2,750,000

                  December 31, 2005                 $2,750,000

                  March 31, 2006                    $2,750,000

                  June 30, 2006                     $3,000,000

                  September 30, 2006                $3,000,000

                  December 31, 2006                 $3,000,000

                  March 31, 2007                    $3,000,000
                                             or such other amount of
                                             Term Loans then outstanding


         2.09 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the lesser of (y) the Highest Lawful Rate or (z) the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan other than a Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (y) the Highest Lawful Rate or (z) the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (y) the Highest Lawful Rate or (z) the Base Rate.

         (b) If demanded by the Required Lenders, while any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.10 FEES. In addition to certain fees described in subsection (i) of
Section 2.04:

         (a) Revolving Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a Revolving Commitment Fee (herein so called) equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and
(ii) the Outstanding Amount of L/C Obligations. The Revolving Commitment Fee shall accrue at all times from the date of this Agreement until the Maturity Date and shall be due and payable quarterly in arrears on each Quarterly Date, commencing with the first Quarterly Date to occur after the Closing Date, and on the Maturity Date. The Revolving Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The Revolving Commitment Fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

         (b) Agent Fee Letter. The Borrower shall pay to the Administrative Agent for the Administrative Agent's own account, the fees in the amounts and at the times specified in the letter agreement, dated October 16, 2001 (the "Agent Fee Letter"), between the Borrower and Bank of America. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         2.11 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Subject to Section 10.10, computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.12 EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Revolving Loan Note, Term Loan Note and/or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

         2.13 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon, Dallas, Texas time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon, Dallas, Texas time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Borrower authorizes the Administrative Agent to charge the account of the Borrower maintained with Bank of America (account number _____________) for each payment of principal, interest and fees as it becomes due hereunder.

         (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward reasonable costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender,
(ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal of the Loans and any L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of the Loans and any L/C Borrowings then due to such parties. To the extent that any payments are received under any Guaranty, any Security Agreement, such payments shall be applied first, toward reasonable costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal of the Loans and any L/C Borrowings then due hereunder and all other obligations guaranteed under such Guaranty or secured under such Security Agreement, ratably among the Guarantied Parties (as defined in such Guaranty) and the Secured Parties (as defined in such Security Agreement) in accordance with the amounts of principal of the Loans and any L/C Borrowings and such other obligations guaranteed under such Guaranty and secured under such Security Agreement then due to such parties.

         (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase its participation.

      (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.14 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of any Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01  TAXES.

      (a) Except as provided below in this Section 3.01, any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, now or hereafter imposed, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and any Lender, or its applicable lending office, or any branch or affiliate thereof, taxes imposed on or measured by its net income (including net income taxes imposed by means of a backup withholding tax) franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of any

Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which the Administrative Agent, or such Lender, applicable lending office, branch or affiliate is organized or is located, or in which the principal executive office of the Administrative Agent or any Lender is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any present or former connection between the jurisdiction imposing such tax and the Administrative Agent or such Lender, applicable lending office, branch or affiliate other than a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligation under, or received payment under or enforced this Agreement (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary to yield to the Administrative Agent and such Lender an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Laws, and (iv) promptly (but in no event later than 30 days) after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof; provided, however, that the Borrower shall be entitled to deduct and withhold any Taxes and shall not be required to increase any such amounts payable to any Lender with respect to Taxes (i) that are directly attributable to such Lender's failure to comply with the requirements of Section 10.15 or (ii) that are U.S. withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest on the Obligations is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

      (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

      (e)   Any Lender claiming any additional amounts payable pursuant to this
Section 3.01 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

      (f) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 3.01; provided, however, the Lenders and the Administrative Agent shall not be obligated by reason of this Section 3.01(f) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this
Section 3.01 and any Lender or the Administrative Agent receives a refund of any or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refunds are received, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time.

      (g) The obligations of a Lender or Participant under this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and under the other Loan Documents.

      3.02 ILLEGALITY. If any Lender determines that any change in Law on or after the Closing Date has made it unlawful, or that any Governmental Authority on or after the Closing Date has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall (i) within two Business Days after demand from such Lender (with a copy to the Administrative Agent), prepay or, (ii) if applicable, upon demand from such Lender (with a copy to the Administrative Agent) convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Revolving Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.

      3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

      (a) If any Lender in good faith determines that as a result of the introduction of or any change in or in the interpretation of any Law on or after the Closing Date, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern),
(ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by
Section 3.04(c)), then from time to time within three Business Days after demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

      (b) If any Lender in good faith determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof on or after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender with respect to this Agreement as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time within five Business Days after demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

      (c) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be controlling, in absence of error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

      3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for the Consequential Loss incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

      (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

      (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

      3.06  MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

      (a) Any demand or notice delivered by the Administrative Agent or any Lender to the Borrower claiming compensation under this Article III shall be in writing and shall certify (x) that one of the events described in this Article III has occurred, describing in reasonable detail the nature of such event and
(y) as to the amount or amounts for which such Lender seeks compensation hereunder, setting forth in reasonable detail the basis for and calculations of such compensation. Such certification shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

      (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, or any Lender becoming unable or unwilling to make Eurodollar Rate Loans under Section 3.02, the Borrower may remove or replace such Lender in accordance with Section 10.16.

      3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (vi) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (which is not a Material Foreign Subsidiary), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) unless otherwise specified and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

            (i) executed counterparts of this Agreement, the Guaranty and the Security Agreements (together with related UCC-1 financing statements, stock certificates for all Capital Stock of the Borrower and each Material Domestic Subsidiary, insurance certificates naming the Administrative Agent as loss payee/mortgagee (insuring the value of the Collateral) and additional insured), sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

            (ii) Revolving Loan Notes executed by the Borrower in favor of each Lender, each in a principal amount equal to such Lender's Revolving Commitment;

            (iii) a Swing Line Note executed by the Borrower in favor of the Swing Line Lender in the principal amount of the Swing Line Sublimit;

            (iv) Term Loan Notes executed by the Borrower in favor of each Lender, each in a principal amount equal to such Lender's Term Commitment;

            (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (which is not a Material Foreign Subsidiary) as the Administrative Agent may reasonably require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

            (vi) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party (which is not a Material Foreign Subsidiary) is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each such Loan Party's Organization Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

            (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect;

            (viii) an opinion of counsel to each Loan Party (which is not a Material Foreign Subsidiary) in form and substance reasonably satisfactory to the Administrative Agent;

            (ix) Landlord Waivers for leased property on which all inventory Collateral of the Borrower and its Material Domestic Subsidiaries (other than such Collateral not to exceed $2,000,000 in aggregate amount) is located;

            (x) a Compliance Certificate (prepared on a pro forma basis, taking into account the Merger and the making of the initial Loans and any Letters of Credit issued hereunder on the Closing Date, with a pro forma calculation of the Leverage Ratio, Fixed Charge Coverage Ratio and Asset Coverage Ratio indicating that the Leverage Ratio does not exceed 2.25 to 1, the Fixed Charge Coverage Ratio is not less than 1.15 to 1 and the Asset Coverage Ratio is not less than 1.25 to 1), which has been completed and duly executed by a Responsible Officer of the Borrower, and which is dated as of October 31, 2001;

            (xi) all Merger Documents, which shall be reasonably satisfactory to the Administrative Agent;

            (xii) the Merger shall occur contemporaneously on the terms and conditions provided in the Merger Agreement (including satisfaction of the conditions set forth therein). There shall not have been any material modification, amendment, supplement or waiver to the Merger Agreement without the prior written consent of the Administrative Agent;

            (xiii) if an opinion is rendered as to the fairness of the Merger, a copy of such opinion;

            (xiv) consolidated and consolidating financial statements of the Borrower and its Subsidiaries for the fiscal quarter ending October 31, 2001; and

            (xv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

      (b) Any fees required to be paid on or before the Closing Date shall have been paid.

      (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

The making of the initial Loans by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 4.01 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person, except to the extent that certain conditions precedent are required by the Lenders to be obtained and/or delivered after the Closing Date.

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice or Term Loan Notice requesting only a conversion of the Loans to the other Type or a continuation of Loans as the same Type) is subject to the following conditions precedent:

      (a) The representations and warranties contained in Article V, or which are contained in any Loan Document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

      (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

      (c) No order, judgment, injunction or decree of any Governmental Authority shall purport to enjoin or restrain any Lender or the L/C Issuer from making such proposed Credit Extension.

      (d) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

      Each Request for Credit Extension (other than a Revolving Loan Notice or Term Loan Notice requesting only a conversion of the Loans to the other Type or a continuation of Loans as the same Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Administrative Agent and the Lenders that:

      5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. The Borrower and each of its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except (i) in clause (b) with respect to licenses, authorizations, consents and approvals and power and authority to own its assets and carry on its business only, and (ii) in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

      5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of this Agreement or any other Loan Document, other than those already obtained or made, and except for filings in connection with the Collateral Documents.

      5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject as to enforcement of remedies to any Debtor Relief Laws and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      5.05  FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the in all material respects financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

      (b) Since the date of the Audited Financial Statements, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

      (c) The projected consolidated financial statements of the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Closing Date are based on good faith estimates and assumptions made by the management of the Borrower and believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

      5.06 LITIGATION. Except as specifically disclosed in Schedule 5.06, there is no Litigation pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues which (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or
(b) if determined adversely, which in either case of (a) or (b) immediately preceding, could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there are no outstanding judgments or orders for the payment of money against the Borrower or any Subsidiary.

      5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 OWNERSHIP OF PROPERTY; LIENS. The Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      5.09 ENVIRONMENTAL COMPLIANCE. Neither the Borrower nor any of its Subsidiaries has any current actual knowledge that any substance deemed hazardous by any applicable

Environmental Law, is present or has been located (i) on any real property fee title to which is now owned by the Borrower or any of its Subsidiaries or (ii) by the Borrower or any of its Subsidiaries on any real property leased by the Borrower or any of its Subsidiaries, in either case in a manner which could constitute a violation of Environmental Laws which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries are not the subject of any existing, pending or, to the Borrower's knowledge, threatened, investigation or inquiry by any governmental authority or in violation of or the subject of any material remedial obligations under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have obtained all permits, licenses, and authorizations required by Environmental Laws, except where failure to obtain such permits could not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have no knowledge that any hazardous substances have been disposed of or otherwise released (except in material compliance with Environmental Laws) (i) on or to the real property fee title to which is owned by the Borrower or any of its Subsidiaries or (ii) by the Borrower or any of its Subsidiaries on or to any real property leased by the Borrower or any of its Subsidiaries, all within the meaning of the Environmental Laws, which could reasonably be expected to have a Material Adverse Effect. No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or any of its Subsidiaries.

      5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies of similar financial condition and strength engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

      5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other tax returns and reports required to be filed, and have paid all Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to file or pay, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

      5.12  ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, except to the extent that any non-compliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any

Plan. Each Foreign Plan is in substantial compliance in all material respects with Applicable Laws of any applicable foreign jurisdictions.

      (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could be reasonably expected to result in a Material Adverse Effect.

      (c)   (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      (d) The obligations of the Borrower in respect of the Deferred Compensation Payments are made under a Plan that is unfunded for purposes of ERISA and is maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

      (e) As of the Closing Date, the Borrower and the ERISA Affiliates are not, and have not been at any time during the past six years, (i) obligated to make any contributions to a Multiemployer Plan or (ii) the sponsor of a Pension Plan.

      5.13 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Schedule 5.13. As of the Closing Date, the Material Domestic Subsidiaries and the Material Foreign Subsidiaries are those Subsidiaries designated as such on Schedule 5.13.

      5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

      (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      5.15 DISCLOSURE. No factual information, taken as a whole, heretofore or hereafter furnished in writing by any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document contains or will contain any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower or any of its Subsidiaries and not known to the public generally which as of the date of this Agreement materially adversely affects its assets or in the future may reasonably be expected to (so far as the Borrower or any of its Subsidiaries can now foresee) result in a Material Adverse Effect, which has not been disclosed to the Administrative Agent and the Lenders by or on behalf of the Borrower or any of its Subsidiaries prior to the Closing Date in connection with the transactions contemplated hereby.

      5.16 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect), without conflict with the rights of any other Person to the extent such conflict would reasonably be expected to have a Material Adverse Effect.

      5.17 BUSINESSES. The Borrower is presently engaged directly or through wholly-owned Subsidiaries in the following businesses: the manufacturing and marketing of an extensive line of maintenance, repair and supply products and services.

      5.18 COMMON ENTERPRISE. The Borrower and its Subsidiaries are engaged in the businesses set forth in Section 5.17 as of the Closing Date, as well as in certain other businesses. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of its Subsidiaries, as required for the continued successful operation of the Borrower and its Subsidiaries as a whole. The Borrower has requested the Lender to make credit available hereunder primarily for the purposes set forth in Section 6.12 and generally for the purposes of financing the operations of the Borrower and its Subsidiaries. The Borrower and each of its Subsidiaries expects to derive benefit (and the Board of Directors of the Borrower and each of its Subsidiaries has determined that such Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by the Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of the Borrower and each of its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole. The Borrower acknowledges that, but for the agreement by each of the Guarantors to execute and deliver the Guaranty, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

      5.19 SOLVENT. The Borrower is, and the Borrower and its Subsidiaries are on a consolidated basis, Solvent.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

      From the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligations shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

      6.01 FINANCIAL STATEMENTS. The Borrower shall deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and

      (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

      6.02 CERTIFICATES; OTHER INFORMATION. The Borrower shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants reporting on such financial statements and stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default with respect to Section 7.16, insofar as the same relates to any financial accounting matters covered by their audit, or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

      (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

      (c) promptly after requested by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

      (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders (but only to the extent that stockholders of a public company would receive similar reports and communications) and the Board of Directors of the Borrower; and

      (e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent or any Lender may from time to time reasonably request.

      6.03 NOTICES. The Borrower shall promptly notify the Administrative Agent and each Lender:

      (a) as soon as a Responsible Officer of the Borrower knows thereof, of the occurrence of any Default or Event of Default;

      (b) as soon as a Responsible Officer of the Borrower knows thereof, of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any Litigation between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any Litigation affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

      (c) as soon as a Responsible Officer of the Borrower knows thereof, of any Litigation affecting any Loan Party in which the damages, penalties, fines or other sanctions could reasonably be expected to exceed $1,000,000 (to the extent not covered by independent third-party insurance) or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect;

      (d) as soon as a Responsible Officer of the Borrower knows thereof, of the occurrence of any ERISA Event;

      (e) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

      (f)   of the formation of any Multiemployer Plan or Pension Plan.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

      6.04 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness in each case unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

      6.05 PRESERVATION OF EXISTENCE, ETC. The Borrower shall, and shall cause each other Loan Party to, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all material rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section
7.04 or 7.05; and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      6.06 MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each other Loan Party to, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

      6.07 MAINTENANCE OF INSURANCE. The Borrower shall, and shall cause each other Loan Party to, maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of similar financial condition and strength engaged in the same or similar business and owning similar properties in localities where the Borrower or the other Loan Parties operate, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

      6.08 COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

      6.09 BOOKS AND RECORDS. The Borrower shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

      6.10 INSPECTION RIGHTS. The Borrower shall, and shall cause each of its Subsidiaries to, subject to Section 10.08, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all prior to the occurrence of an Event of Default, at the expense of the Lenders (other than an annual field exam which, if required at the option of the Administrative Agent, shall be at the cost of the Borrower) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon request of the Required Lenders or the Administrative Agent and reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

      6.11 COMPLIANCE WITH ERISA. The Borrower shall, and shall cause each of its Subsidiaries to, do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law and maintain each Foreign Plan in compliance in all material respects with all Applicable Laws; (b) preclude each Plan which is qualified under Section 401(a) of the Code from being determined to be disqualified in any final assessment by the IRS; and (c) make all required contributions to any Plan subject to Section 412 of the Code and make all contributions required under its Foreign Plans.

      6.12 USE OF PROCEEDS. The Borrower shall use the proceeds of the Credit Extensions to consummate the Merger and for working capital and other general corporate purposes not in contravention of any Law or of any Loan Document.

      6.13 FURTHER ASSURANCES. At any time or from time to time upon reasonable request by the Administrative Agent, the Borrower shall or shall cause the Parent or any of the Borrower's Subsidiaries to execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

      6.14 SUBSIDIARIES. Within five days after the time that any Person becomes a Material Domestic Subsidiary as a result of the creation of such Subsidiary or an Acquisition, (a) such Subsidiary shall execute a Guaranty of the Obligations and Collateral Documents granting a first priority Lien in all Inventory and Accounts and related collateral of such Subsidiary, to secure the Obligations, (b) 100% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations, and (c) the Lenders shall receive such board resolutions, officer's certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in clauses (a) and
(b) above. Within thirty days after the time that any Person becomes a Material Foreign Subsidiary as a result of the creation of such Subsidiary or an Acquisition, (a) 66% of such Subsidiary's Capital Stock (or 100% of such Subsidiary's Capital Stock if such Subsidiary is a Foreign U.S. Subsidiary) shall be pledged to secure the Obligations and (b) the Lenders shall receive such board resolutions, officer's certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with such pledge.

      6.15 INTEREST RATE PROTECTION. No later than 90 days after the Closing Date, the Borrower shall enter into, and thereafter maintain in effect, one or more interest rate protection agreements on such terms and with parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which (when taken together with the other fixed rate debt and interest rate protection agreements) shall be to mitigate or limit the interest cost to the Borrower with respect to at least 50% of the outstanding Term Loan for a period of at least three years.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

      From the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, and shall not permit its Subsidiaries to:

      7.01 LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens. The Borrower shall not, and shall not permit any Subsidiary to, become subject to a Negative Pledge other than any industrial revenue or development bonds, agreements governing any purchase money Liens, acquisition agreements, operating leases or Capital Leases otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed, acquired or leased thereby).

      7.02  INVESTMENTS. Make any Investments, except:

      (a)   Investments other than those permitted by subsections (b) through
(l) below existing on the Closing Date and listed on Schedule 7.02;

      (b)   Investments in Cash and Cash Equivalents;

      (c)   Investments of any Subsidiary in the Borrower or a Guarantor;

      (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

      (e)   Guaranty Obligations permitted by Section 7.03;

      (f)   Investments permitted by Section 7.04;

      (g) Investments as a result of Acquisitions, if (i) immediately before and after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to the proposed Acquisition, the (A) aggregate Acquisition Consideration for Acquisitions during the term of this Agreement shall not exceed $30,000,000, (B) the aggregate Acquisition Consideration for any single Acquisition (whether in one transaction or a series of related transactions) shall not exceed $10,000,000, and (C) the Unused Portion shall be no less than $10,000,000, (iii) such Acquisition shall not be opposed by the board of directors of the Person being acquired, (iv) the Administrative Agent shall have received written notice thereof at least 20 Business Days prior to the date of such Acquisition, (v) the Administrative Agent shall have received prior to the date of such Acquisition a Compliance Certificate setting forth the covenant calculations both on or prior to and after giving effect to the proposed Acquisition, (vi) the assets, property or business acquired shall be in the business described in Section 5.17, (vii) if such Acquisition results in a Domestic Subsidiary, (A) such Subsidiary shall execute a Guaranty and Collateral Documents granting a first priority Lien (except for Permitted Liens) in its Accounts and to secure the Obligations, (B) 100% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations and (C) the Administrative Agent on behalf of the Lenders shall have received such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in clauses (A) and (B) above, and (viii) if such Acquisition results in a Material Foreign Subsidiary which has the Borrower or a Domestic Subsidiary as its direct parent, (A) 65% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations and (B) the Administrative Agent on behalf of the Lenders shall have received such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with clause (A) immediately preceding;

      (h) Investments constituting Capital Expenditures, to the extent otherwise permitted hereunder;

      (i) Investments under any Swap Contract meeting the requirements of Swap Contracts set forth in Section 7.03(d);

      (j) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in the definition of Permitted Liens;

      (k) Investments in Subsidiaries which are not Guarantors as a result of intercompany loans and advances not to exceed $2,000,000 in aggregate amount for each fiscal year during the term of this Agreement; and

      (l) Investments not otherwise permitted by subsections (a) through (k) above not to exceed $5,000,000 in aggregate amount at any time outstanding.

      7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

      (a)   Indebtedness under the Loan Documents;

      (b)   Indebtedness outstanding on the Closing Date and listed on Schedule
7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing plus an amount equal to any existing commitments unutilized thereunder;

      (c) Guaranty Obligations of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary;

      (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under (a) any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party or (b) any Swap Contract entered into pursuant to Section 6.15;

      (e) Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets in aggregate principal amount not to exceed $5,000,000 at any time outstanding;

      (f) Unsecured Indebtedness, the Net Cash Proceeds of which are applied in accordance with pursuant to Section 2.06(e);

      (g) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof, (ii) immediately after giving effect to the acquisition of such Person by the Borrower no Default or Event of Default shall have occurred and be continuing, and (iii) such Indebtedness, together with Indebtedness permitted under subsections (m) and (n) below, shall not exceed $5,000,000 at any time outstanding;

      (h) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

      (i) Indebtedness of Foreign Subsidiaries of the Borrower for working capital purposes (including in respect of overdrafts and letters of credit issued for the account of any Foreign Subsidiary) not exceeding, as to all such Foreign Subsidiaries, $5,000,000 in aggregate principal amount at any one time outstanding;

      (j) Indebtedness of the Borrower to any Guarantor or of any Guarantor to the Borrower or any Guarantor, or Indebtedness of any Subsidiary that is not a Guarantor to the Borrower or any Subsidiary;

      (k) Indebtedness arising under commercial letters of credit and surety bonds;

      (l) Indebtedness consisting of trade payables incurred in the ordinary course of business or accrued liabilities arising in the ordinary course of business;

      (m) Indebtedness consisting of accrued obligations in respect of earnout or similar payments in an aggregate principal amount not to exceed, together with Indebtedness permitted under subsection (g) above and subsection (n) below, $5,000,000 at any time outstanding; and

      (n) Unsecured Indebtedness not otherwise permitted pursuant to subsections (a) through (m) above in an aggregate principal amount not to exceed, together with Indebtedness permitted under subsections (g) and (m) above, $5,000,000 at any time outstanding.

      7.04 FUNDAMENTAL CHANGES. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

      (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, (ii) any Guarantor or
(iii) in the case of any such Subsidiary that is not a Guarantor, any Subsidiary;

      (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to a Guarantor and any Subsidiary that is not a Guarantor may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary;

      (c) the Borrower or any Subsidiary may make Dispositions permitted pursuant to Section 7.05; and

      (d)   as contemplated by the Merger Documents.

      7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

      (b)   Dispositions of Inventory in the ordinary course of business;

      (c) Dispositions of Cash and Cash Equivalents in the ordinary course of business;

      (d) Dispositions of assets (including the Capital Stock of any Subsidiary) in which the Net Cash Proceeds thereof are used within 180 days of such Disposition to purchase assets useful in the business of the Borrower and its Subsidiaries, provided that the aggregate amount of Net Cash Proceeds outstanding and pending reinvestment pursuant to this clause (d) shall not exceed $1,500,000 at any time;

      (e) Dispositions (i) between the Borrower and the Guarantors and among the Guarantors and (ii) from any Subsidiary that is not a Guarantor to the Borrower or any Subsidiary;

      (f)   Dispositions permitted by Section 7.04;

      (g) Dispositions not otherwise permitted in subsections (a) through (f) above during any fiscal year, the aggregate Net Cash Proceeds or fair market value of which do not exceed $1,000,000; provided that without limiting the foregoing, the Borrower or any of its Subsidiaries may make Dispositions of Assets during the term of this Agreement consisting of business units that, in the reasonable business judgment of the Borrower, are no longer income-producing, the aggregate Net Cash Proceeds of which do not exceed $10,000,000 or, if such Net Cash Proceeds exceed $10,000,000, such excess is applied as provided in clauses (d) or (j) of this Section 7.05;

      (h) the sale or discount without recourse of accounts receivable or notes receivable or the conversion or exchange of accounts receivable into or for notes receivable, in each case in connection with the compromise or collection thereof, provided that, in the case of any Foreign Subsidiary of the Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary's country of business;

      (i) the abandonment, sale or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole; and

      (j) Dispositions of assets (including Capital Stock of a Subsidiary) not otherwise permitted in subsections (a) through (i) above, the Net Cash Proceeds of which (less any reinvested amount) are applied in accordance with Section 2.06(d);

provided, however, that any Disposition pursuant to clauses (a) through (j) (other than (e)) shall be for fair market value.

      7.06 NET DEFERRED COMPENSATION PAYMENTS. Make or incur any obligation (contingent or otherwise) to make, directly or indirectly, any Deferred Compensation Payment, except that the Borrower and its Subsidiaries may make Net Deferred Compensation Payments (after giving effect to any tax benefit derived therefrom) during the term of this Agreement in an aggregate amount not in excess of $25,000,000; provided, however, no more than $12,500,000 in aggregate amount of such Net Deferred Compensation Payments may be made during any fiscal year.

      7.07 RESTRICTED PAYMENTS. Declare or make or incur any obligation (contingent or otherwise) to declare or make, directly or indirectly, any Restricted Payment, except (a) Dividends payable by a Subsidiary to the Borrower or a Domestic Subsidiary or by a Foreign Subsidiary to a Foreign Subsidiary owned directly by the Borrower or a Domestic Subsidiary; (b) Dividends payable with proceeds of Dispositions permitted pursuant to the proviso of Section 7.05(g) not to exceed $10,000,000 in aggregate amount during the term of this

Agreement; (c) the Borrower and its Subsidiaries may (i) declare and make payments of Dividends in addition to those set forth in clauses (a) and (b) immediately preceding not to exceed $5,000,000 in aggregate amount during any fiscal year and (ii) make regularly scheduled payment of principal and interest on Subordinated Debt; and (d) the Borrower may make dividends or other distributions to the Parent or any Subsidiary of the Parent in an amount sufficient (i) to allow the Parent to pay expenses incurred in the ordinary course of business, (ii) to cover reasonable and necessary expenses (including professional fees and expenses) incurred by the Parent in connection with (A) compliance with reporting obligations under this Agreement or any Loan Document or under federal or state laws and (B) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity not to exceed in the case of both (A) and (B) immediately preceding $500,000 in aggregate amount for any fiscal year, and
(iii) to pay combined federal, state, local and foreign tax liabilities of the Parent in an aggregate amount not to exceed the cash taxes that would otherwise be payable by the Borrower if its financial results were not consolidated or combined with the Parent and the Borrower was treated as a corporation for state tax purposes (and, if the Parent makes a subchapter "S" election under the Code, to pay the tax liabilities of the shareholders of the Borrower or the Parent (or, if the shareholder is a trust, the tax liability of a beneficiary of the trust who is taxed on the income of the trust) in respect of taxes of such shareholders solely attributable to such shareholders' ownership in the Borrower or the Parent, calculated using the highest combined marginal effective federal, state and local tax rates on ordinary income applicable to individuals located in the jurisdiction where such shareholders are residents); provided that immediately before and immediately after any such Restricted Payment (other than to the Borrower or the payment of tax liabilities set forth in subclause (iii) immediately preceding) no Default or Event of Default exists or would result therefrom.

      7.08  ERISA. At any time engage in a transaction which could be subject to
Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(b) fail to comply in any material respect with ERISA or any other Applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

      7.09 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

      7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower (other than any Subsidiary), other than (i) arm's-length transactions with Affiliates, (ii) transactions otherwise permitted hereunder (including pursuant to Section 7.07), (iii) transactions with Affiliates in the ordinary course of business, and (iv) deferred compensation arrangements with officers or employees of the Parent or any of its Subsidiaries consistent with those in place as of the Closing Date.

      7.11 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation that limits the ability of any Subsidiary to make Dividends or other distributions to the Borrower or to otherwise transfer property to the Borrower other than (a) this Agreement and the other Loan

Documents and any related documents and (b) any industrial revenue or development bonds, agreements governing any purchase money Liens, acquisition agreements or Capital Leases or operating leases entered into in the ordinary course of business otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed, acquired or leased thereby).

      7.12 USE OF PROCEEDS. Other than as contemplated by the Merger Agreement, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      7.13 AMENDMENT OF ORGANIZATION DOCUMENTS AND FISCAL YEAR. Amend, modify, or waive any of its rights under any Organization Documents in a manner adverse to the Lenders. The Borrower shall not, and shall not permit any Subsidiary to, change its fiscal quarters or fiscal year.

      7.14 ISSUANCE OF SHARES. Issue, sell or otherwise dispose of, any shares of its Capital Stock or other securities, or rights, warrants or options to purchase or acquire any shares or securities except:

      (a)   to the Parent or a Subsidiary of the Parent;

      (b)   to any employee of the Borrower or any of its Subsidiaries;

      (c) to any seller in connection with an Acquisition by the Borrower or any of its Subsidiaries;

      (d) Capital Stock issued in respect of an initial capitalization of a Subsidiary; and

      (e) if the Net Cash Proceeds from the issuance thereof are applied as required pursuant to Section 2.06(f).

      7.15  FINANCIAL COVENANTS.

      (a)   Leverage Ratio. Permit the Leverage Ratio to be greater than (a)
2.75 to 1 at the end of any fiscal quarter occurring during the period from and including January 31, 2002 through and including April 30, 2003 and (b) 2.50 to 1 at the end of any fiscal quarter thereafter.

      (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than (a) 1.15 to 1 at the end of any fiscal quarter occurring during the period from and including January 31, 2002 through and including April 30, 2003 and (b) 1.25 to 1 at the end of any fiscal quarter thereafter.

      (c) Asset Coverage Ratio. Permit the Asset Coverage Ratio to be less than (a) 1.25 to 1 at the end of any fiscal quarter occurring during the period from and including January 31,

2002 through and including April 30, 2003 and (b) 1.50 to 1 at the end of any fiscal quarter thereafter.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

      8.01  EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

      (a) Non-Payment. The Borrower fails to pay (i) when due, any amount of principal of any Loan or any L/C Obligation or (ii) within 2 Business Days of the date when due any interest on any Loan or on any L/C Obligation, any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or (b), 6.05, 6.10, 6.12, 6.15 or Article VII; or

      (c) Other Defaults. The Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection
(a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

      (d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect as of the date made or deemed made; or

      (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guaranty Obligation with respect to such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid or redeemed (automatically or otherwise) or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected

Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $3,000,000; or

      (f) Insolvency Proceedings, Etc. The Borrower or any other Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or

      (g) Involuntary Proceedings. Any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower or any other Loan Party, or any proceeding under any Debtor Relief Law relating to the Borrower or any other Loan Party, or to all or any part of its property is instituted without the consent of such Person, and such appointment or proceeding shall remain undismissed, unbonded and unstayed for a period of 45 consecutive days; or

      (h) Inability to Pay Debts; Attachment. (i) The Borrower or any other Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or

      (i) Judgments. There is entered against the Borrower or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $1,000,000) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000,
(ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000 or (iii) the Borrower or any Foreign Subsidiary shall become obligated to pay any obligation with respect to any Foreign Plan which could reasonably be expected to have a Material Adverse Effect; or

      (k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect other than pursuant to the terms hereof or thereof, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

      (l) Change of Control. (i) There occurs a Change of Control of the Parent, or (ii) the Parent shall fail to own directly or indirectly 100% of the Capital Stock of the Borrower; or

      (m) Collateral Documents. Any Collateral Document shall for any reason (other than as expressly provided or permitted pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) in any Collateral; or

      (n) Business of Parent. The Parent shall engage in any business other than owning 100% of the Capital Stock of the Borrower and activities incidental or relating thereto; or

      (o) Material Domestic Subsidiaries. (i) The aggregate assets of the Borrower and each of its Subsidiaries that is a Guarantor shall fail as of the last date of any fiscal quarter to comprise at least 95% of the aggregate assets of the Borrower and its Domestic Subsidiaries, (ii) as of the last date of any fiscal quarter, the aggregate EBITDA for the period of the four consecutive fiscal quarters ending on such date generated by the Borrower and each of its Subsidiaries that is a Guarantor shall fail to comprise at least 95% of the aggregate EBITDA generated by the Borrower and its Domestic Subsidiaries during such period and any such failure set forth in clauses (i) or (ii) above continues for 40 days following the end of the fiscal quarter on the last day of which such failure occurs, provided that no Default shall occur under this
Section 8.01(o) as a result of the creation or Acquisition of a Subsidiary after the Closing Date if no Event of Default has occurred with respect to Section
6.14 hereof, or

      (p) Material Foreign Subsidiaries. (i) The aggregate assets of the Pledged Foreign Subsidiaries shall fail as of the last date of any fiscal quarter to comprise at least 80% of the aggregate assets of all Foreign Subsidiaries, (ii) as of the last date of any fiscal quarter, the aggregate EBITDA for the period of four consecutive fiscal quarters ending on such date generated by the Pledged Foreign Subsidiaries shall fail to comprise at least 80% of the aggregate EBITDA generated by all Foreign Subsidiaries during such period and any such failure set forth in clauses (i) or (ii) above continues for 90 days following the end of the fiscal quarter on the last date of which such failure occurs; provided that no Default shall occur under this Section 8.01(p) as a result of the creation or Acquisition of a Subsidiary after the Closing Date if no Event of Default has occurred with respect to Section 6.14 hereof.

      (q) Material Foreign Subsidiary Capital Stock. Subject to the following proviso, the outstanding Capital Stock of each Material Foreign Subsidiary as of the Closing Date shall fail to be pledged to secure the Obligations by the date which is ninety days after the Closing Date, provided that in no event shall more than 66% of any series of Capital Stock of any Material Foreign Subsidiary (other than any Foreign U.S. Subsidiary) be required to be pledged pursuant to this Agreement or any other Loan Document.

      8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

      (a) by notice in writing to the Borrower, declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) by notice in writing to the Borrower, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

      (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or Applicable Law;

provided, however, that upon the occurrence of any event specified in subsections (f) or (g) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without notice or further act of the Administrative Agent or any Lender.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

      9.01  APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

      (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this
Article IX included the L/C Issuer with respect to such acts or omissions, and
(ii) as additionally provided herein with respect to the L/C Issuer.

      9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel (including counsel to any Loan Party) and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

      9.04  RELIANCE BY ADMINISTRATIVE AGENT.

      (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

      9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

      9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

      9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it (WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF SUCH AGENT RELATED PERSON); provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent. THE FOREGOING INDEMNITY SHALL APPLY TO THE NEGLIGENCE OF THE AGENT-RELATED PERSON (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT-RELATED PERSON).

      9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

      9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing

Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent (which shall be a bank) for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent (which shall be a bank) from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent", "L/C Issuer", and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated, and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      9.10 OTHER AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent", "documentation agent", or "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.01 AMENDMENTS, ETC.. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

      (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.07 or Section 8.02);

      (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

      (c) reduce or subordinate the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document;

      (d) change the percentage specified in the definition of "Required
Lenders";

      (e) change the Pro Rata Share or the Voting Percentage of any Lender;

      (f) amend this Section, or any provision herein providing for consent or other action by all the Lenders;

      (g) other than pursuant to a transaction permitted hereunder or under any other Loan Document, release all of, or substantially all of, the Guarantors from any Guaranty or subordinate the obligation of all or substantially all of the Guarantors under the Guaranties; or

      (h) other than pursuant to a transaction permitted hereunder or under any other Loan Document, release all of, or substantially all of, the Collateral or subordinate the Lien granted pursuant to the Collateral Documents in all of, or substantially all of, the Collateral;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

      10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

      (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements, notices of Borrowings and confirmations of same and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

      (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall acting in good faith be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except to the extent such losses, costs, expenses and liabilities result from the gross negligence or willful misconduct of any Agent-Related Person or, in the case of the indemnification of any Lender, such Lender. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent and the reasonable cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

      10.05 Indemnification by the Borrower. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE BORROWER AGREES TO INDEMNIFY, SAVE AND HOLD HARMLESS EACH AGENT-RELATED PERSON AND EACH LENDER AND ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (COLLECTIVELY THE "INDEMNITEES") FROM AND AGAINST: (a) ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OR ACTION THAT MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE OBLIGATIONS AND THE RESIGNATION OR REMOVAL OF THE ADMINISTRATIVE AGENT OR THE REPLACEMENT OF ANY LENDER) BE ASSERTED OR IMPOSED AGAINST ANY INDEMNITEE, ARISING OUT OF OR RELATING TO, THE LOAN DOCUMENTS, THE COMMITMENTS, THE USE OR CONTEMPLATED USE OF THE PROCEEDS OF ANY CREDIT EXTENSION, OR THE RELATIONSHIP OF ANY LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; (b) ANY ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING BY ANY GOVERNMENTAL

AUTHORITY ARISING OUT OF OR RELATED TO A CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DESCRIBED IN SUBSECTION (a) ABOVE; AND (c) ANY AND ALL LIABILITIES (INCLUDING LIABILITIES UNDER INDEMNITIES), LOSSES, COSTS OR EXPENSES (INCLUDING ATTORNEY COSTS) THAT ANY INDEMNITEE SUFFERS OR INCURS AS A RESULT OF THE ASSERTION OF ANY FOREGOING CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING, OR AS A RESULT OF THE PREPARATION OF ANY DEFENSE IN CONNECTION WITH ANY FOREGOING CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING, IN ALL CASES, WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF AN INDEMNITEE, AND, WHETHER OR NOT AN INDEMNITEE IS A PARTY TO SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT THE BORROWER SHALL HAVE NO OBLIGATION HEREUNDER (i) TO ANY AGENT-RELATED PERSON WITH RESPECT TO ANY CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTIONS, ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING, OR ANY LIABILITIES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY AGENT-RELATED PERSON OR
(ii) TO ANY LENDER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS OR ATTORNEYS-IN-FACT WITH RESPECT TO CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTIONS, ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING, OR ANY LIABILITIES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH LENDER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS OR ATTORNEYS-IN-FACT, PROVIDED FURTHER NO INDEMNITEE SHALL BE ENTITLED TO INDEMNIFICATION FOR ANY CLAIM CAUSED BY ITS OWN GROSS NEGLIGENCE WITH RESPECT TO ANY LOSS ASSERTED AGAINST IT BY ANOTHER INDEMNITEE. THE FOREGOING INDEMNITY SHALL APPLY TO THE NEGLIGENCE OF THE INDEMNITEE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNITEE). THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THE COMMITMENTS AND REPAYMENT OF ALL THE OTHER OBLIGATIONS.

      10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, to the extent not prohibited by Applicable Law, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      10.07 SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitments assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Swing Line Loans, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided no such fee shall be required for an assignment to an Affiliate of a Lender). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07 and 10.04 (which accrued to such Lender prior to such assignment), and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any Notes so replaced shall be surrendered by the assigning Lender to the Administrative Agent (whereupon the Administrative Agent shall promptly return the same to the Borrower, marked "canceled").

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, (iii) release all or substantially all of the Guarantors from the Guaranty, or (iv) release all or substantially all of the Collateral. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to but only to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (and without duplication of any amounts payable to any Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

      (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve

Bank, without the requirement for notice to or consent of any Person or the payment of any fee; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) As used herein, the following terms have the following meanings:

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Administrative Agent, in the case of any assignment of a Revolving Loan, the L/C Issuer, the Swing Line Lender and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, neither the Borrower nor any of its Affiliates shall qualify as an Eligible Assignee.

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Approved Fund" means any Fund that is administered or managed by
      (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days' notice to the Borrower, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or the termination of the Swing Line, as the case may be. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.05(c).

      10.08 CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees, agents and attorneys-in-fact) to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the

Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential) with respect to the monitoring and administration of this Agreement or any other Loan Documents provided that the Administrative Agent or such Lender, as the case may be shall inform each such accountant, legal counsel and other advisor of the agreement under this Section 10.08 and take reasonable actions to cause compliance by any such Person with this Agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this Section 10.08); (b) to the extent compelled by any regulatory authority; (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower;
(g) with the written consent of the Borrower; (h) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) only to the extent required, to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower, its Affiliates or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligations to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential Information.

      10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate. If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

      10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

      10.12 INTEGRATION. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.15 FOREIGN LENDERS. Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code (a "Foreign Lender") shall

      (a) provide to the Borrower and the Administrative Agent, prior to any payment by the Borrower under this Agreement to such Person (or after accepting an assignment of an interest herein by any such Person), two duly and accurately signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from U.S. withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from U.S. withholding tax. Thereafter, each such Person shall (i) submit to the Borrower and the Administrative Agent, prior to the expiration or obsolescence of any such form and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, such additional duly and accurately completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (ii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent and (iii) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption, and

      (b) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that is not entitled to comply with
Section 10.15(a) hereof, (i) represent to the Borrower to such Person (for the benefit of each of the Borrowers and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower prior to any payment by the Borrower, with a copy to the Administrative Agent, (x) a certificate substantially in the form of Exhibit K (and such certificate a "U.S. Tax Compliance Certificate") and (y) two duly signed and accurately complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of
Section 871(h) or 881(c) of the Code with respect to payments to be made under this Agreement (each such Person shall (m) submit to the Borrower and Administrative Agent, prior to the expiration or obsolescence of any such form and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, such additional duly and accurately completed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations and such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from United States withholding taxes in respect of all payments to be made to such person by the Borrower pursuant to this Agreement,
(n) obtain such extension of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent and (o) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes (for the avoidance of doubt, in determining the reasonableness of a request under this clause (iii), such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such respect). Each such Person shall promptly notify the Borrower and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders any such forms inapplicable (or other such evidence) or which would prevent such Lender from duly completing and delivering any such form (or other such evidence) with respect to it.

      10.16 REMOVAL AND REPLACEMENT OF LENDERS.

      (a) Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitments or (ii) replace such Lender by causing such Lender to assign its Commitments (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to
Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section
3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender's Commitments and outstanding Credit Extensions and (ii) return to the Administrative Agent any Notes held by it (whereupon the Administrative Agent shall promptly return the same to the Borrower, marked "canceled"). The Administrative Agent shall distribute an amended Schedules 2.01 and 2.02, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

      (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.05. The Borrower may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

      (c) This section shall supersede any provision in Section 10.01 to the contrary.

      10.17 EXCEPTIONS TO COVENANTS. Neither the Borrower nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

      10.18 GOVERNING LAW.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) The parties hereto agree that Chapter 346 (other than 346.004) of the Texas Finance Code (which regulates certain revolving credit accounts and revolving tri-party accounts) shall not apply to Loans under this Agreement.

      (c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS (DALLAS DIVISION), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      10.19 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


--------------------------------------------------------------------------------
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    RANGER MERGER CORPORATION





                                    By:   /s/ Irvin L. Levy
                                          ---------------------------------
                                          Name:  Irvin L. Levy
                                                 --------------------------
                                          Title: Chairman and President
                                                 --------------------------






                                    BANK OF AMERICA, N.A., as Administrative
                                      Agent




                                    By:   /s/ Suzanne M. Paul
                                          ---------------------------------
                                          Name:  Suzanne M. Paul
                                                 --------------------------
                                          Title: Vice President
                                                 --------------------------






                                    BANK OF AMERICA , N.A., as a Lender, L/C
                                    Issuer and Swing Line Lender




                                    By:   /s/ Jeff Susman
                                          ---------------------------------
                                          Name:  Jeff Susman
                                                 --------------------------
                                          Title: Senior Vice President
                                                 --------------------------




                                    GUARANTY BANK



                                    By:   /s/ Michael Ansolabehere
                                          ---------------------------------
                                          Name:  Michael Ansolabehere
                                                 --------------------------
                                          Title: Vice President
                                                 --------------------------

                                    BNP PARIBAS



                                    By:   /s/ Henry F. Setina
                                          ---------------------------------
                                          Name:  Henry F. Setina
                                                 --------------------------
                                          Title: Vice President
                                                 --------------------------



                                    By:   /s/ Lloyd Cox
                                          ---------------------------------
                                          Name:  Lloyd Cox
                                                 --------------------------
                                          Title: Managing Director
                                                 --------------------------




                                    BANK ONE, N.A.



                                    By:   /s/ Fred Points
                                          ---------------------------------
                                          Name: Fred Points
                                                 --------------------------
                                          Title: FVP
                                                 --------------------------




                                    THE NORTHERN TRUST COMPANY



                                    By:   /s/ Carolyn D. Grant
                                          ---------------------------------
                                          Name:  Carolyn D. Grant
                                                 --------------------------
                                          Title: Vice President
                                                 --------------------------




                                    COMERICA BANK



                                    By:     /s/ Gerald R. Finney, Jr.
                                          ---------------------------------
                                          Name:  Gerald R. Finney, Jr.
                                                 --------------------------
                                          Title: Vice President
                                                 --------------------------




                                    JPMORGAN CHASE BANK



                                    By:   /s/ Laura F. Simmons
                                          ---------------------------------
                                          Name:  Laura F. Simmons
                                                 --------------------------
                                          Title: Senior Vice President
                                                 --------------------------

                                    WASHINGTON MUTUAL BANK







                                    By:    /s/  Bruce Kendrex
                                          ---------------------------------
                                          Name:   Bruce Kendrex
                                                 --------------------------
                                          Title:  Vice President
                                                 --------------------------